                                                                      EXHIBIT 21

                                  XICOR, INC.

                            LIST OF SUBSIDIARIES(1)

                                                             STATE OR
                                                        OTHER JURISDICTION
     NAME                                                OF INCORPORATION
     ----                                                ----------------
Xicor GmbH                                                Germany
Xicor Japan K.K.                                          Japan
Xicor Korea, Ltd.                                         Korea
Xicor Limited                                             United Kingdom
Xicor S.A.R.L.                                            France
Xicor 2000 Ltd.                                           Israel


 (1)     All subsidiaries are wholly-owned.